Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD TRUST REPORTS THIRD QUARTER 2015 RESULTS

5.0% RevPAR Increase for All Hotels for the Third Quarter

Adjusted EBITDA Increased 26%

Adjusted Funds From Operations per Share Increased 40%

DALLAS, November 4, 2015 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the third quarter ended September 30, 2015.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma assuming each of the hotel properties in the Company’s hotel portfolio as of September 30, 2015 were owned as of the beginning of each of the periods presented.  Unless otherwise stated, all reported results compare the third quarter ended September 30, 2015, with the third quarter ended September 30, 2014 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

OVERVIEW

•                  Opportunistic focus on upper upscale full service hotels

•                  Uses moderate debt levels of approximately 55 – 60% net debt/gross assets

•                  Attractive dividend yield of approximately 6.9%

•                  One of the highest long-term total shareholder returns in the industry

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for all hotels increased 5.0% during the quarter

•                  RevPAR for all hotels not under renovation increased 5.8% during the quarter

•                  Adjusted EBITDA increased $21.6 million or 26%

•                  Adjusted funds from operations (AFFO) was $0.35 per diluted share for the quarter as compared with $0.25 from the prior-year quarter representing an increase of 40%

•                  The Company’s common stock is currently trading at an approximate 6.9% dividend yield

•                  On July 7, 2015, the Company announced it had completed the conversion of the 260-room Beverly Hills Marriott, formerly the Crowne Plaza Beverly Hills, following an extensive $26.0 million renovation

•                  On July 27, 2015, the Company distributed the remaining shares that it owned of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”) to its shareholders

•                  Capex invested in the quarter was $42.2 million

CAPITAL STRUCTURE

At September 30, 2015, the Company had total assets of $4.9 billion in continuing operations.  As of September 30, 2015, the Company had $3.7 billion of mortgage debt in continuing operations. Ashford Trust’s total combined debt had a blended average interest rate of 4.97%.

On July 1, 2015, the Company announced that it had closed on the acquisition of the 237-room W Atlanta Downtown hotel for total consideration of $56.8 million ($239,000 per key).  On a forward 12-month basis, the purchase price represents an estimated cap rate of 7.2% on net operating income and an estimated 11.6x EBITDA multiple.  The Company financed the property with a $40.5 million non-recourse mortgage loan.  The loan is interest only and provides for a floating interest rate of LIBOR + 5.10%.

On July 27, 2015, the Company distributed the remaining shares that it owned of Ashford Prime to its shareholders through a pro-rata, taxable dividend which equated to approximately 0.04 shares of Ashford Prime common stock for every share of Ashford Trust common stock owned.  Ashford Trust no longer has any ownership interest in Prime.

PORTFOLIO REVPAR

As of September 30, 2015, the Ashford Trust portfolio consisted of direct hotel investments with 130 properties classified in continuing operations.  During the third quarter of 2015, 115 of the Company’s hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the hotels in continuing operations on a pro forma total basis (all 130 hotels) and pro forma not under renovation basis (115 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 5.0% to $115.93 for all hotels on a 4.2% increase in ADR and a 0.8% increase in occupancy

•                  Pro forma RevPAR increased 5.8% to $118.58 for hotels not under renovation on a 3.9% increase in ADR and a 1.8% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the 130 hotels are provided in the table attached to this release.

STRATEGY REFINEMENTS

Ashford Trust is reaffirming its previously announced strategy refinements as follows:

•                  The Company will focus on acquiring and owning upper upscale, full service hotels

•                  The Company is not planning nor expects any future platform spinoffs

•                  The Company will continue to target a net debt to gross assets ratio of 55% - 60%

•                  The Company will continue to target cash and cash equivalents at a level of 25% - 35% of its total equity market capitalization for the purposes of:

•                  property-level and corporate-level working capital needs

•                  as a hedge against a downturn in the economy or hotel fundamentals

•                  to be prepared to pursue accretive investments or stock buybacks as those opportunities arise

•                  The sale process for the Company’s 24 select-service hotel portfolio is on track with anticipated closing in the first quarter of 2016 with expected gross proceeds of approximately $550-$600 million

•                  The Company intends to take an opportunistic approach to selling its remaining select-service hotels in the future to further simplify and streamline the platform

2

PLANNED SALE OF SELECT-SERVICE HOTEL PORTFOLIO

The for-sale, 24 select-service hotel portfolio totals 4,410 rooms, is encumbered by approximately $190.0 million of long-term, fixed rate debt and approximately $194.0 million of maturing or floating rate debt for total debt of approximately $384.0 million.  The current trailing 12-month NOI for the portfolio is approximately $45.0 million, and the trailing 12-month RevPAR for the portfolio is approximately $88.  It is anticipated that the sale will be completed in the first quarter of 2016.

COMMON STOCK DIVIDEND

On September 15, 2015, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the third quarter ending September 30, 2015, payable on October 15, 2015, to shareholders of record as of September 30, 2015.

“In spite of more difficult year-over-year comparisons given holiday shifts in the third quarter, we generated strong RevPAR growth, supporting another quarter of solid EBITDA and AFFO performance.  These results are a testament to the benefits of Ashford Trust’s geographically diversified portfolio,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “We expect the sale of our 24 select-service hotel portfolio, coupled with continued strong operating performance, to narrow the valuation discount currently being applied to our stock price and believe the more simplified and distinct strategy of focusing on upper-upscale, full-service hotels is the right one for Ashford Trust going forward.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, November 5, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (785) 424-1666.  A replay of the conference call will be available through Thursday, November 12, 2015, by dialing (719) 457-0820 and entering the confirmation number, 153611.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2015 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Thursday, November 5, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

3

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward looking statements in this press release include, among others, statements about the Company’s strategy and future plans.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

4

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	September 30,	December 31,
	2015	2014

ASSETS
Cash and cash equivalents	$185,981	$215,063
Marketable securities	—	63,217
Total cash, cash equivalents and marketable securities	185,981	278,280
Investments in hotel properties, net	4,305,918	2,128,611
Restricted cash	146,220	85,830
Accounts receivable, net of allowance of $585 and $241, respectively	53,037	22,399
Inventories	4,652	2,104
Note receivable, net of allowance of $7,196 and $7,522, respectively	3,695	3,553
Investment in Highland JV	—	144,784
Investment in Ashford Prime	—	54,907
Investment in Ashford Inc.	5,857	7,099
Investment in AIM REHE Fund	54,458	—
Deferred costs, net	34,952	12,588
Prepaid expenses	20,532	7,017
Derivative assets, net	5,572	182
Other assets	13,386	17,116
Intangible assets, net	11,393	—
Due from Ashford Prime, net	—	896
Due from affiliates	—	3,473
Due from third-party hotel managers	37,947	12,241

Total assets	$4,883,600	$2,781,080
LIABILITIES AND EQUITY
Liabilities:

Indebtedness	$3,698,385	$1,954,103
Accounts payable and accrued expenses	141,404	71,118
Dividends payable	22,679	21,889
Unfavorable management contract liabilities	3,849	5,330
Due to Ashford Inc., net	9,893	8,202
Due to Ashford Prime OP, net	110	—
Due to related party, net	470	1,867
Due to third-party hotel managers	2,424	1,640
Intangible liabilities, net	16,593	—
Liabilities associated with marketable securities and other	—	6,201
Other liabilities	9,717	1,233

Total liabilities	3,905,524	2,071,583

Redeemable noncontrolling interests in operating partnership	114,741	177,064

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at September 30, 2015 and December 31, 2014	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at September 30, 2015 and December 31, 2014	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at September 30, 2015 and December 31, 2014	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 119,146,765 and 124,896,765 shares issued, 95,474,163 and 89,439,624 shares outstanding at September 30, 2015 and December 31, 2014, respectively	1,192	1,249
Additional paid-in capital	1,704,920	1,706,274
Accumulated other comprehensive loss	—	—
Accumulated deficit	(735,087)	(1,050,323)
Treasury stock, at cost, 23,672,602 and 35,457,141 shares at September 30, 2015 and December 31, 2014, respectively	(108,640)	(125,725)
Total stockholders’ equity of the Company	862,543	531,633
Noncontrolling interest in consolidated entities	792	800

Total equity	863,335	532,433

Total liabilities and equity	$4,883,600	$2,781,080

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

REVENUE
Rooms	$294,768	$164,946	$787,428	$489,427
Food and beverage	55,210	25,268	159,528	82,521
Other	14,097	7,044	35,402	20,054

Total hotel revenue	364,075	197,258	982,358	592,002
Advisory services revenue	—	3,127	—	9,266
Other	441	1,072	1,731	3,213

Total revenue	364,516	201,457	984,089	604,481

EXPENSES
Hotel operating expenses
Rooms	65,402	37,368	169,290	108,152
Food and beverage	40,570	18,628	108,891	57,330
Other expenses	112,759	64,103	295,936	194,679
Management fees	13,324	7,799	36,366	23,618

Total hotel operating expenses	232,055	127,898	610,483	383,779

Property taxes, insurance and other	17,997	10,421	47,167	28,958
Depreciation and amortization	58,741	28,338	149,221	81,022
Impairment charges	(111)	(105)	19,623	(310)
Transaction costs	392	533	5,850	616
Advisory services fee:
Base advisory fee	8,701	—	25,217	—
Advisory service fee - other services	1,619	—	4,820	—
Non-cash stock/unit-based compensation	468	—	1,790	—

Corporate, general and administrative:
Non-cash stock/unit-based compensation	—	4,734	538	16,964
Other general and administrative	3,772	10,370	11,194	30,326

Total operating expenses	323,634	182,189	875,903	541,355

OPERATING INCOME	40,882	19,268	108,186	63,126

Equity in earnings (loss) of unconsolidated entities	(4,369)	2,831	(9,084)	6,794
Interest income	21	27	67	45
Gain on acquisition of Highland JV	—	—	381,835	—
Other income (expense)	(314)	2,564	1,733	5,841
Interest expense, net of premiums	(46,567)	(27,420)	(121,082)	(80,050)
Amortization of loan costs	(5,292)	(1,980)	(12,907)	(5,513)
Write-off of loan costs and exit fees	—	(8,319)	(4,767)	(10,353)
Unrealized gain (loss) on marketable securities	—	(2,875)	127	(3,818)
Unrealized loss on derivatives	(2,750)	(70)	(6,403)	(680)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(18,389)	(15,974)	337,705	(24,608)
Income tax expense	(1,721)	(292)	(4,635)	(820)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(20,110)	(16,266)	333,070	(25,428)
Income from discontinued operations	—	62	—	88
Gain (loss) on sale of hotel properties, net of tax	599	—	(531)	3,491

NET INCOME (LOSS)	(19,511)	(16,204)	332,539	(21,849)
(Income) loss from consolidated entities attributable to noncontrolling interest	(3)	124	8	146
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,193	2,585	(39,616)	4,234

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(16,321)	(13,495)	292,931	(17,469)
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(24,811)	$(21,985)	$267,460	$(42,940)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Income (loss) from continuing operations attributable to common stockholders	$(0.26)	$(0.24)	$2.72	$(0.50)
Income from discontinued operations attributable to common stockholders	—	—	—	—

Net income (loss) attributable to common stockholders	$(0.26)	$(0.24)	$2.72	$(0.50)

Weighted average common shares outstanding — basic	95,888	90,322	97,061	86,961

Diluted:
Income (loss) from continuing operations attributable to common stockholders	$(0.26)	$(0.24)	$2.63	$(0.50)
Income from discontinued operations attributable to common stockholders	—	—	—	—

Net income (loss) attributable to common stockholders	$(0.26)	$(0.24)	$2.63	$(0.50)

Weighted average common shares outstanding — diluted	95,888	90,322	115,547	86,961

Dividends declared per common share:	$0.12	$0.12	$0.36	$0.36

Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$(16,321)	$(13,550)	$292,931	$(17,546)
Income from discontinued operations, net of tax	—	55	—	77
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

Net income (loss) attributable to common stockholders	$(24,811)	$(21,985)	$267,460	$(42,940)

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income (loss)	$(19,511)	$(16,204)	$332,539	$(21,849)
(Income) loss from consolidated entities attributable to noncontrolling interest	(3)	124	8	146
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,193	2,585	(39,616)	4,234
Net income (loss) attributable to the Company	(16,321)	(13,495)	292,931	(17,469)

Interest income	(21)	(27)	(67)	(45)
Interest expense and amortization of premiums and loan costs, net	51,829	29,419	133,900	85,800
Depreciation and amortization	58,682	28,380	149,068	81,144
Income tax expense	1,721	292	4,635	832
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(3,193)	(2,585)	39,616	(4,234)
Equity in (earnings) loss of unconsolidated entities	437	(2,831)	4,204	(6,794)
Company’s portion of EBITDA of Ashford Inc.	675	—	(18)	—
Company’s portion of EBITDA of Ashford Prime	509	3,524	7,640	9,148
Company’s portion of EBITDA of Highland JV	—	24,240	11,982	73,642

EBITDA available to common stockholders and OP unitholders	94,318	66,917	643,891	222,024

Amortization of unfavorable management contract liabilities	(493)	(493)	(1,481)	(1,481)
Impairment charges	(111)	(105)	19,623	(310)
Gain on hotel properties	(599)	—	(381,304)	(3,503)
Write-off of loan costs and exit fees	—	8,319	4,767	10,353
Other (income) expense (1)	314	(2,564)	(1,733)	(5,841)
Transaction, acquisition and management conversion costs	1,963	1,903	11,552	3,173
Software implementation costs	—	20	—	275
Legal judgment	23	683	71	11,483
Unrealized (gain) loss on marketable securities	—	2,875	(127)	3,818
Unrealized loss on derivatives	2,750	70	6,403	680
Dead deal costs	320	—	567	—
Compensation adjustment related to modified employment terms	—	—	—	2,997
Non-cash stock/unit-based compensation	468	4,734	2,328	14,727
Company’s portion of unrealized loss of AIM REHE Fund	3,932	—	4,880	—
Company’s portion of adjustments to EBITDA of Ashford Inc.	528	—	3,184	—
Company’s portion of adjustments to EBITDA of Ashford Prime	582	64	738	554
Company’s portion of adjustments to EBITDA of Highland JV	—	—	—	(513)

Adjusted EBITDA available to common stockholders and OP unitholders	$103,995	$82,423	$313,359	$258,436

(1)  Other (income) expense, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income (loss)	$(19,511)	$(16,204)	$332,539	$(21,849)
(Income) loss from consolidated entities attributable to noncontrolling interest	(3)	124	8	146
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,193	2,585	(39,616)	4,234
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

Net income (loss) attributable to common stockholders	(24,811)	(21,985)	267,460	(42,940)

Depreciation and amortization on real estate	58,682	28,295	149,068	80,882
Gain on hotel properties	(599)	—	(381,304)	(3,503)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(3,193)	(2,585)	39,616	(4,234)
Equity in (earnings) loss of unconsolidated entities	437	(2,831)	4,204	(6,794)
Impairment charges on real estate	—	—	19,949	—
Company’s portion of FFO of Ashford Inc.	368	—	(623)	—
Company’s portion of FFO of Ashford Prime	63	2,093	4,371	4,864
Company’s portion of FFO of Highland JV	—	12,966	3,791	39,438

FFO available to common stockholders and OP unitholders	30,947	15,953	106,532	67,713

Write-off of loan costs and exit fees	—	8,319	4,767	10,353
Other impairment charges	(111)	(105)	(326)	(310)
Other (income) expense (1)	314	(2,564)	(1,733)	(5,841)
Legal judgment	23	683	71	11,483
Transaction, acquisition and management conversion costs	1,963	1,903	11,552	3,173
Unrealized (gain) loss on marketable securities	—	2,875	(127)	3,818
Unrealized loss on derivatives	2,750	70	6,403	680
Software implementation costs	—	20	—	275
Dead deal costs	320	—	567	—
Compensation adjustment related modified employment terms	—	—	—	2,997
Company’s portion of unrealized loss of AIM REHE Fund	3,932	—	4,880	—
Company’s portion of adjustments to FFO of Ashford Inc.	(484)	—	(498)	—
Company’s portion of adjustments to FFO of Ashford Prime	573	6	593	394
Company’s portion of adjustments to FFO of Highland JV	—	—	—	(513)

Adjusted FFO available to common stockholders and OP unitholders	$40,227	$27,160	$132,681	$94,222

Adjusted FFO per diluted share available to common stockholders and OP unitholders	$0.35	$0.25	$1.14	$0.88

Weighted average diluted shares	115,012	110,396	115,987	106,797

(1)  Other (income) expense, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

SEPTEMBER 30, 2015

(dollars in thousands)

(unaudited)

								Proforma	Proforma
			Fixed-Rate		Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt		Debt		Debt	EBITDA	Debt Yield

UBS 2 - 8 hotels	December 2015	5.70%	$91,098		$—		$91,098	$13,705	15.0%
Merrill 2 - 5 hotels	February 2016	5.53%	103,362		—		103,362	20,638	20.0%
Merrill 7 - 5 hotels	February 2016	5.53%	74,251		—		74,251	13,815	18.6%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—		200,000	(1)(2)	200,000	22,924	11.5%
Morgan Stanley Pool A - 7 hotels	August 2016	LIBOR + 4.35%	—		301,000	(2)	301,000	32,266	10.7%
Morgan Stanley Pool B - 5 hotels	August 2016	LIBOR + 4.38%	—		62,900	(2)	62,900	6,613	10.5%
JPM Chase - 1 hotel	August 2016	LIBOR + 4.20%	—		37,500	(2)	37,500	7,008	18.7%
BAML Pool 1 & 2 - 8 hotels	January 2017	LIBOR + 4.95%	—		376,800	(2)(3)	376,800	43,313	11.5%
Cantor Commercial Real Estate - 1 hotel	April 2017	LIBOR + 4.95%	—		33,300	(2)	33,300	4,175	12.5%
Column Financial - 24 hotels	April 2017	LIBOR + 4.39%	—		1,070,560	(4)	1,070,560	109,498	10.2%
Wachovia 1 - 5 hotels	April 2017	5.95%	110,707		—		110,707	16,670	15.1%
Wachovia 2 - 7 hotels	April 2017	5.95%	121,113		—		121,113	16,590	13.7%
Wachovia 5 - 5 hotels	April 2017	5.95%	99,508		—		99,508	14,034	14.1%
Wachovia 6 - 5 hotels	April 2017	5.95%	151,413		—		151,413	17,316	11.4%
JPM Lakeway - 1 hotel	May 2017	LIBOR + 5.10%	—		25,100	(2)	25,100	2,015	8.0%
BAML Le Pavillon - 1 hotel	June 2017	LIBOR + 5.10%	—		43,750	(2)	43,750	4,415	10.1%
Morgan Stanley - 8 hotels	July 2017	LIBOR + 4.09%	—		144,000	(2)	144,000	14,099	9.8%
Morgan Stanley Ann Arbor - 1 hotel	July 2017	LIBOR + 4.15%	—		35,200	(2)	35,200	3,511	10.0%
BAML W Atlanta - 1 hotel	July 2017	LIBOR + 5.10%			40,500	(2)	40,500	3,808	9.4%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	98,471		—		98,471	15,074	15.3%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	107,703		—		107,703	24,727	23.0%
NorthStar Gainesville - 1 hotel	July 2018	LIBOR + 4.50%	—		21,200	(6)	21,200	2,502	11.8%
NorthStar HGI Wisconsin Dells - 1 hotel	August 2018	LIBOR + 4.95%			12,000	(6)	12,000	1,864	15.5%
Omni American Bank - 1 hotel	July 2019	LIBOR + 3.75% (5)	—		5,524		5,524	997	18.0%
GACC Gateway - 1 hotel	November 2020	6.26%	98,800		—		98,800	15,682	15.9%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,566		—		10,566	1,485	14.1%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,240		—		7,240	1,164	16.1%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,771		—		6,771	969	14.3%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,520		—		67,520	8,637	12.8%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,500		—		12,500	2,190	17.5%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,980		—		24,980	3,411	13.7%
BAML Pool 3 - 3 hotels	February 2025	4.45%	54,397	(3)	—		54,397	8,440	15.5%
BAML Pool 4 - 2 hotels	February 2025	4.45%	24,276	(3)	—		24,276	3,132	12.9%
BAML Pool 5 - 2 hotels	February 2025	4.45%	21,031	(3)	—		21,031	3,004	14.3%
Unencumbered hotels			—		—		—	1,753	N/A
			$1,285,707		$2,409,334		$3,695,041	$461,444	12.5%

Percentage			34.8%		65.2%		100.0%

Weighted average interest rate			5.45%		4.71%		4.97%

All indebtedness is non-recourse.

(1) The interest rate on this mortgage loan is subject to a LIBOR floor of 0.20%.

(2) This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions.

(3) On January 2, 2015, we refinanced our $145.3 million loan due July 2015 and our $211.0 million loan due November 2015 with a $376.8 million loan due January 2017 with an interest rate of LIBOR + 4.95%, a $54.8 million loan due February 2025 with a fixed interest rate of 4.45%, a $24.5 million loan due February 2025 with a fixed interest rate of 4.45%, and a $21.2 million loan due February 2025 with a fixed interest rate of 4.45%.

(4) On March 6, 2015, we refinanced our $907.5 million loan due March 2015 with a $1,070.6 million loan due April 2017 with four one-year extension options.  The new loan provides for an interest rate of LIBOR + 4.39%.

(5) The interest rate on this mortgage loan which closed in July 2014 is subject to a LIBOR floor of 0.25% and changes to a 4.00% fixed rate after 18 months.

(6) This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions.

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

SEPTEMBER 30, 2015

(in thousands)

(unaudited)

	2015	2016	2017	2018	2019	Thereafter	Total

UBS 2 - 8 hotels	$90,680	$—	$—	$—	$—	$—	$90,680
Merrill 2 - 5 hotels	—	101,741	—	—	—	—	101,741
Merrill 7 - 5 hotels	—	73,086	—	—	—	—	73,086
Wachovia 1 - 5 hotels	—	—	107,351	—	—	—	107,351
Wachovia 2 - 7 hotels	—	—	117,441	—	—	—	117,441
Wachovia 5 - 5 hotels	—	—	96,491	—	—	—	96,491
Wachovia 6 - 5 hotels	—	—	146,823	—	—	—	146,823
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	94,226	—	—	94,226
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	103,106	—	—	103,106
Omni American Bank - 1 hotel	—	—	—	—	5,168	—	5,168
Morgan Stanley MIP - 5 hotels	—	—	—	—	200,000	—	200,000
Morgan Stanley Pool A - 7 hotels	—	—	—	—	301,000	—	301,000
Morgan Stanley Pool B - 5 hotels	—	—	—	—	62,900	—	62,900
JPM Chase - 1 hotel	—	—	—	—	37,500	—	37,500
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
BAML Pool 1 & 2 - 8 hotels	—	—	—	—	—	376,800	376,800
BAML Pool 3 - 3 hotels	—	—	—	—	—	44,160	44,160
BAML Pool 4 - 2 hotels	—	—	—	—	—	19,707	19,707
BAML Pool 5 - 2 hotels	—	—	—	—	—	17,073	17,073
Cantor Commercial Real Estate - 1 hotel	—	—	—	—	—	33,300	33,300
Column Financial - 24 hotels	—	—	—	—	—	1,070,560	1,070,560
JPM Lakeway - 1 hotel	—	—	—	—	—	25,100	25,100
BAML Le Pavillon - 1 hotel	—	—	—	—	—	43,750	43,750
Morgan Stanley - 8 hotels	—	—	—	—	—	144,000	144,000
Morgan Stanley Ann Arbor - 1 hotel	—	—	—	—	—	35,200	35,200
NorthStar Gainesville - 1 hotel	—	—	—	—	—	21,200	21,200
BAML W Atlanta - 1 hotel	—	—	—	—	—	40,500	40,500
NorthStar HGI Wisconsin Dells - 1 hotel	—	—	—	—	—	12,000	12,000

Principal due in future periods	$90,680	$174,827	$468,106	$197,332	$606,568	$2,085,023	$3,622,536

Scheduled amortization payments remaining	5,330	16,714	15,109	5,651	5,920	23,781	72,505

Total indebtedness	$96,010	$191,541	$483,215	$202,983	$612,488	$2,108,804	$3,695,041

- MORE -

ASHFORD HOSPITALITY TRUST, INC AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS - PRO FORMA

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% Variance	2015	2014	% Variance

ALL HOTELS:
Rooms revenue (in thousands)	$294,433	$280,000	5.15%	$877,394	$822,875	6.63%
RevPAR	$115.93	$110.37	5.04%	$116.47	$109.31	6.55%
Occupancy	78.81%	78.21%	0.77%	78.15%	77.03%	1.45%
ADR	$147.10	$141.13	4.23%	$149.03	$141.91	5.02%

NOTES:

(1)         The above pro forma table assumes the 130 hotel properties included in the Company’s operations were owned as of the beginning of each of the periods presented.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% Variance	2015	2014	% Variance

ALL HOTELS
NOT UNDER RENOVATION:
Rooms revenue (in thousands)	$266,810	$251,953	5.90%	$791,445	$737,696	7.29%
RevPAR	$118.58	$112.11	5.77%	$118.59	$110.62	7.20%
Occupancy	80.08%	78.68%	1.78%	78.95%	77.27%	2.17%
ADR	$148.08	$142.49	3.92%	$150.21	$143.17	4.92%

NOTES:

(1)         The above pro forma table assumes the 115 hotel properties included in the Company’s operations, but not under renovation for the three and nine months ended September 30, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Beverly Hills, Hilton Parsippany, Residence Inn Las Vegas, Courtyard Palm Desert, Courtyard Scottsdale, Hilton St. Petersburg, Residence Inn Hartford, Springhill Suites BWI, Courtyard Alpharetta, Courtyard Overland Park, Fairfield Inn Lake Buena Vista, Historic Inns of Annapolis, Residence Inn Evansville, Embassy Suites Palm Beach Gardens

- MORE -

ASHFORD HOSPITALITY TRUST, INC AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% Variance	2015	2014	% Variance
REVENUE
Rooms	$294,433	$280,000	5.2%	$877,394	$822,875	6.6%
Food and beverage	55,232	57,216	-3.5%	187,967	186,377	0.9%
Other	13,838	13,062	5.9%	38,927	36,751	5.9%
Total hotel revenue	363,503	350,278	3.8%	1,104,288	1,046,003	5.6%

EXPENSES
Rooms	65,111	61,956	5.1%	188,957	179,696	5.2%
Food and beverage	40,598	41,348	-1.8%	128,481	127,708	0.6%
Other direct	5,855	5,552	5.5%	16,908	15,925	6.2%
Indirect	101,812	98,378	3.5%	302,656	290,548	4.2%
Management fees, includes base and incentive fees	15,474	15,599	-0.8%	49,646	46,825	6.0%
Total hotel operating expenses	228,850	222,833	2.7%	686,648	660,702	3.9%
Property taxes, insurance, and other	17,825	17,911	-0.5%	53,644	51,503	4.2%
HOTEL OPERATING PROFIT (Hotel EBITDA)	116,828	109,534	6.7%	363,996	333,798	9.0%
Hotel EBITDA Margin	32.14%	31.27%	0.87%	32.96%	31.91%	1.05%

Minority interest in earnings of consolidated joint ventures	102	105	-2.9%	246	227	8.4%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$116,726	$109,429	6.7%	$363,750	$333,571	9.0%

NOTES:

(1)         The above pro forma table assumes the 130 hotel properties included in the Company’s operations were owned as of the beginning of each of the periods presented.

ALL HOTELS:

NOT UNDER RENOVATION:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% Variance	2015	2014	% Variance
REVENUE
Rooms	$266,810	$251,953	5.9%	$791,445	$737,696	7.3%
Food and beverage	51,178	53,247	-3.9%	174,184	172,331	1.1%
Other	12,569	11,680	7.6%	35,342	33,021	7.0%
Total hotel revenue	330,557	316,880	4.3%	1,000,971	943,048	6.1%

EXPENSES
Rooms	58,541	55,339	5.8%	169,533	160,307	5.8%
Food and beverage	37,480	38,295	-2.1%	118,930	118,172	0.6%
Other direct	5,414	5,208	4.0%	15,717	14,941	5.2%
Indirect	92,411	88,808	4.1%	273,413	261,539	4.5%
Management fees, includes base and incentive fees	13,966	13,842	0.9%	44,974	41,845	7.5%
Total hotel operating expenses	207,812	201,492	3.1%	622,567	596,804	4.3%
Property taxes, insurance, and other	15,948	16,074	-0.8%	48,710	46,672	4.4%
HOTEL OPERATING PROFIT (Hotel EBITDA)	106,797	99,314	7.5%	329,694	299,572	10.1%
Hotel EBITDA Margin	32.31%	31.34%	0.98%	32.94%	31.77%	1.17%

Minority interest in earnings of consolidated joint ventures	47	50	-6.0%	117	109	7.3%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$106,750	$99,264	7.5%	$329,577	$299,463	10.1%

NOTES:

(1)         The above pro forma table assumes the 115 hotel properties included in the Company’s operations, but not under renovation for the three and nine months ended September 30, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Beverly Hills, Hilton Parsippany, Residence Inn Las Vegas, Courtyard Palm Desert, Courtyard Scottsdale, Hilton St. Petersburg, Residence Inn Hartford, Springhill Suites BWI, Courtyard Alpharetta, Courtyard Overland Park, Fairfield Inn Lake Buena Vista, Historic Inns of Annapolis, Residence Inn Evansville, Embassy Suites Palm Beach Gardens

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 130 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

All Hotels
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

3rd Quarter 2015	32.14%
3rd Quarter 2014	31.27%
Variance	0.87%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	-0.23%
Food & Beverage and Other Departmental	0.61%
Administrative & General	0.10%
Sales & Marketing	0.08%
Hospitality	0.01%
Repair & Maintenance	-0.15%
Energy	0.11%
Franchise Fee	-0.01%
Management Fee	0.00%
Incentive Management Fee	0.19%
Insurance	0.16%
Property Taxes	0.07%
Other Taxes	-0.02%
Leases/Other	-0.05%
Total	0.87%

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 130 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2015	2015	2015	2014
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	TTM

Total Hotel Revenue	$363,503	$389,726	$351,058	$330,126	$1,434,413
Hotel EBITDA	$116,828	$135,295	$111,873	$97,448	$461,444
Hotel EBITDA Margin	32.14%	34.72%	31.87%	29.52%	32.17%

EBITDA % of Total TTM	25.3%	29.3%	24.3%	21.1%	100.0%

JV Interests in EBITDA	$102	$89	$55	$74	$320

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended			Nine Months Ended
	Number of	Number of	September 30,			September 30,
Region	Hotels	Rooms	2015	2014	% Change	2015	2014	% Change

Atlanta, GA Area	10	1,930	$120.67	$113.39	6.4%	$116.88	$106.45	9.8%
Boston, MA Area	3	915	$195.63	$196.49	-0.4%	$169.95	$162.28	4.7%
Dallas / Ft. Worth Area	7	1,518	$104.60	$94.44	10.8%	$110.22	$101.18	8.9%
Houston, TX Area	3	692	$110.76	$107.80	2.7%	$115.54	$113.47	1.8%
Los Angeles, CA Metro Area	8	1,901	$102.50	$97.45	5.2%	$109.90	$107.40	2.3%
Miami, FL Metro Area	3	587	$89.96	$89.65	0.3%	$129.61	$121.09	7.0%
Minneapolis - St. Paul, MN-WI Area	3	580	$127.81	$118.22	8.1%	$111.34	$106.66	4.4%
Nashville, TN Area	1	673	$175.80	$160.40	9.6%	$177.12	$157.03	12.8%
New York / New Jersey Metro Area	7	1,887	$116.91	$114.20	2.4%	$109.47	$108.74	0.7%
Orlando, FL Area	6	1,834	$76.52	$70.07	9.2%	$92.05	$83.85	9.8%
Philadelphia, PA Area	3	648	$106.75	$99.47	7.3%	$96.29	$94.08	2.3%
San Diego, CA Area	2	410	$127.82	$118.82	7.6%	$117.10	$106.27	10.2%
San Francisco - Oakland, CA Metro Area	6	1,368	$158.95	$137.43	15.7%	$149.64	$125.22	19.5%
Tampa, FL Area	3	680	$83.52	$72.64	15.0%	$105.50	$98.03	7.6%
Washington DC - MD - VA Area	10	2,466	$119.40	$120.57	-1.0%	$130.92	$123.58	5.9%
Other Areas	55	9,519	$111.55	$107.58	3.7%	$108.54	$103.23	5.1%

Total Portfolio	130	27,608	$115.93	$110.37	5.0%	$116.47	$109.31	6.6%

NOTES:

(1)

The above pro forma table presents the 130 hotel properties included in the Company’s operations at September 30, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(unaudited)

			Three Months Ended					Nine Months Ended
			September 30,					September 30,
Region	Number of Hotels	Number of Rooms	2015	% of Total	2014	% of Total	% Change	2015	% of Total	2014	% of Total	% Change

Atlanta, GA Area	10	1,930	$7,487	6.4%	$7,436	6.8%	0.7%	$21,846	6.0%	$20,063	6.0%	8.9%
Boston, MA Area	3	915	8,630	7.4%	8,239	7.5%	4.7%	19,817	5.4%	18,656	5.6%	6.2%
Dallas / Ft. Worth Area	7	1,518	5,966	5.1%	5,162	4.7%	15.6%	19,892	5.5%	17,170	5.1%	15.9%
Houston, TX Area	3	692	3,016	2.6%	2,975	2.7%	1.4%	10,509	2.9%	10,337	3.1%	1.7%
Los Angeles, CA Metro Area	8	1,901	5,630	4.8%	5,736	5.2%	-1.8%	23,227	6.4%	23,468	7.0%	-1.0%
Miami, FL Metro Area	3	587	1,167	1.0%	1,042	1.0%	12.0%	8,905	2.4%	7,901	2.4%	12.7%
Minneapolis - St. Paul, MN-WI Area	3	580	3,224	2.8%	2,741	2.5%	17.6%	7,558	2.1%	6,850	2.1%	10.3%
Nashville, TN Area	1	673	5,245	4.5%	4,995	4.6%	5.0%	16,037	4.4%	13,412	4.0%	19.6%
New York / New Jersey Metro Area	7	1,887	8,310	7.1%	8,061	7.4%	3.1%	24,182	6.6%	24,383	7.3%	-0.8%
Orlando, FL Area	6	1,834	2,817	2.4%	2,542	2.3%	10.8%	15,441	4.2%	13,396	4.0%	15.3%
Philadelphia, PA Area	3	648	2,023	1.7%	2,069	1.9%	-2.2%	5,356	1.5%	5,669	1.7%	-5.5%
San Diego, CA Area	2	410	2,031	1.7%	1,822	1.7%	11.5%	5,288	1.5%	4,474	1.3%	18.2%
San Francisco - Oakland, CA Metro Area	6	1,368	9,086	7.8%	6,880	6.3%	32.1%	24,878	6.8%	18,564	5.6%	34.0%
Tampa, FL Area	3	680	1,316	1.1%	953	0.9%	38.1%	7,933	2.2%	7,106	2.1%	11.6%
Washington DC - MD - VA Area	10	2,466	10,203	8.7%	10,576	9.7%	-3.5%	36,640	10.1%	34,269	10.3%	6.9%
Other Areas	55	9,519	40,677	34.9%	38,305	34.8%	6.2%	116,487	32.0%	108,080	32.4%	7.8%

Total Portfolio	130	27,608	$116,828	100.0%	$109,534	100.0%	6.7%	$363,996	100.0%	$333,798	100.0%	9.0%

NOTES:

(1)

The above pro forma table presents the 130 hotel properties included in the Company’s operations at September 30, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

SEPTEMBER 30, 2015

(in thousands except share price)

(unaudited)

September 30,
2015
End of quarter diluted shares outstanding	95,474
Partnership units outstanding (common share equivalents)**	19,059
Combined diluted shares and partnership units outstanding	114,533
Common stock price at quarter end	$6.10
Market capitalization at quarter end	$698,653
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date	$3,695,041
Joint venture partners’ share of consolidated debt	$(2,102)
Net working capital (see below)	$(359,133)
Total enterprise value (TEV)	$4,426,357

Ashford Inc. Investment:
Common stock owned at end of quarter	598
Common stock price at quarter end	$63.45
Market value of Ashford Inc. investment	$37,953

Cash & cash equivalents	$185,876
Restricted cash	146,062
Accounts receivable, net	53,014
Prepaid expenses	20,510
Investment in AIM REHE, LP	54,458
Due from affiliates, net	(10,268)
Due from 3rd party hotel managers, net	35,531
Market value of Ashford Inc. investment	37,953
Total current assets	$523,136

Accounts payable, net & accrued expenses	$141,324
Dividends payable	22,679
Total current liabilities	$164,003

Net working capital*	$359,133

* Includes the Company’s pro rata share of net working capital in joint ventures.

** Total units outstanding = 20.39 million; Impacted by current conversion factor.

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

Anticipated Capital Expenditures Calendar (a)

		2015
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Estimated
Hilton Parsippany	354	x	x	x	x
Courtyard Boston Downtown	315	x	x	x
Marriott Beverly Hills	258	x	x	x
Embassy Suites Flagstaff	119	x	x
Hilton Minneapolis	300	x	x
Hyatt Regency Savannah	351	x
Marriott Bridgewater	347	x
Sheraton Bucks County	186	x
Westin Princeton	296	x
Courtyard Palm Desert	151		x	x
Courtyard Scottsdale	180		x	x
Hilton St Petersburg	333		x	x
Residence Inn Hartford	96		x	x
Residence Inn Las Vegas	256		x	x
SpringHill Suites BWI	133		x	x
Hampton Inn Parsippany	152		x
Sheraton Minnetonka	220		x
Courtyard Alpharetta	154			x	x
Courtyard Overland Park	168			x	x
Fairfield Inn Lake Buena Vista	388			x	x
Historic Inns of Annapolis	124			x	x
Residence Inn Evansville	78			x	x
Embassy Suites Palm Beach Gardens	160			x
Courtyard Oakland Airport	156				x
Crowne Plaza Ravinia	495				x
Embassy Suites Austin	150				x
Embassy Suites Dulles	150				x
Embassy Suites Houston	150				x
Hilton Fort Worth	294				x
Hilton Santa Fe	158				x
Renaissance Nashville	673				x
The Ashton	39				x
The Churchill	173				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2015 are included in this table.